Exhibit 3.3

Execution Version

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

THIRD COAST MIDSTREAM, LLC

July 23, 2019

This Certificate of Formation of Third Coast Midstream, LLC, dated as of July 23, 2019, is being duly executed and filed by the undersigned, an authorized person, to form a limited liability company under Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act.

FIRST:	The name of the limited liability company is “Third Coast Midstream, LLC” (the “Company”).

SECOND:	The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801.

THIRD:	The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

SOLE MEMBER:

ANCHOR MIDSTREAM ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	President

[Signature Page to Certificate of Formation – Third Coast Midstream, LLC]